Exhibit 3.118
CERTIFICATE OF INCORPORATION
OF
THETA OF HINSDALE, INC.
* * * * *
     1. The name of the corporation is THETA OF HINSDALE, INC.
     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted is:
     To acquire, manage and operate service industries and waste management companies.
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

     5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
S. E. Widdoes	100 West Tenth Street
Wilmington, Delaware 19801

G. J. Coyle	100 West Tenth Street
Wilmington, Delaware 19801

R. A. Finger	100 West Tenth Street
Wilmington, Delaware 19801
     6. The corporation is to have perpetual existence.
     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
     To make, alter or repeal the by-laws of the corporation.
     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.
     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.
     8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 14th day of August, 1972.

S. E. Widdoes

G. J. Coyle

R. A. Finger

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     THETA OF HINSDALE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of THETA OF HINSDALE, INC. be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:
     “The name of the corporation is THETA ASSOCIATES, INC.”.
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said THETA OF HINSDALE, INC. has caused this certificate to be signed by BERNARD J. KILEY, JR., its President, and attested by JOHN R. FIELDING, its Secretary, this 22nd day of August, 1972.

THETA OF HINSDALE, INC.
By:	/s/ Bernard J. Kiley, Jr.,
President

ATTEST:

By:	/s/ John R. Fielding Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
THETA ASSOCIATES, INC.
* * *
     THETA ASSOCIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That Article 4 of the Certificate of Incorporation be and it hereby is amended to read as follows:
     The total number of shares of stock which the corporation shall have authority to issue is three hundred thousand (300,000) and the par value of each share is One Dollar ($1.00), amounting in the aggregate to Three Hundred Thousand Dollars ($300,000).
     SECOND: That the amendment was duly adopted in accordance with the provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said THETA ASSOCIATES, INC. has caused this certificate to be signed by Be J. Kiley, its President and attested by Frank J. Newman, its Secretary this 27th day of November, 1972.

THETA ASSOCIATES, INC.
By:	/s/ Be J. Kiley
Be J. Kiley, President

ATTEST:

By:	/s/ Frank J. Newman Frank J. Newman, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * *
     THETA ASSOCIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of THETA ASSOCIATES, INC. by the unanimous written consent of its members filed with the minutes of the board, a duly adopted resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered 4 so that, as amended said Article shall be and read as follows:
The total number of shares of stock which the corporation shall have authority to issue is three million (3,000,000) and the par value of each share is one dollar ($1.00) amounting in the aggregate to three million dollars ($3,000,000).
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.
     IN WITNESS WHEREOF, said THETA ASSOCIATES, INC. has caused this certificate to be signed by B. J. Kiley its President, and attested by Frank J. Newman, its Secretary, this 8th day of June, 1973.

THETA ASSOCIATES, INC.
By:	/s/ B. J. Kiley
President

ATTEST:

By:	/s/ Frank J. Newman Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     THETA ASSOCIATES, INC., a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of THETA ASSOCIATES, INC. be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:
“The name of the corporation is THETA SYSTEMS, INC.”.
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the .provisions of Section 228 of The General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said THETA ASSOCIATES, INC. has caused this certificate to be signed by BERNARD J. KILEY, its President, and attested by FRANK J. NEWMAN, its Secretary, this 27th day of August, 1973.

ATTEST:		THETA ASSOCIATES, INC.

By:	/s/ Frank J. Newman Secretary	By:	/s/ Bernard J. Kiley President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION
* * * * *
     THETA SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation at a meeting held on March 20, 1975 adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said coporation:
RESOLVED, that the Certificate of Incorporation of THETA SYSTEMS, INC. be amended by charging the Article thereof numbered 4 so that, as amended said Article shall be and read as follows:
“The total number of shares of stock which the corporation shall have authority to issue is five million (5,000,000) and the par value of each share shall be $.25 per share amounting in the aggregate to one million two hundred and fifty thousand dollars ($1,250,000)”.
     SECOND: That thereafter, pursuant to resolution to its Board of Directors, a special meeting of the stockholder of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation will not be reduced under of by reason of said amendment.
     IN WITNESS WHEREOF, said THETA SYSTEMS, INC. has caused this certificate to be signed by B. J. Kiley its President, and attested by Frank J. Newman, its Secretary, this 1st day of May, 1975.

THETA SYSTEMS, INC.
By:	/s/ B. J. Kiley
President

CORPORATE SEAL

ATTEST:

By:	/s/ Frank J. Newman Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
          THETA SYSTEMS, INC., a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.
          FIRST: That the Board of Directors of said corporation, by the unanimous consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
     RESOLVED, that the certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered 4 so that, as amended, the said Article shall be and read as follows:
          The aggregate number of shares which the Corporation is authorized to issue is 5,100,000 divided into two classes. The designation of each class, the number of shares of each class, the par value or a statement that the shares of any class are without par value, are as follows:

			Par value per share
	Series	No. of	or statement that shares
Class	(if any)	Shares	are without par value
Common	None	5,000,000	$.25
Preferred	Issuable in series	100,000	Without Par Value
          The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

     (a) The holders of preferred shares of each series shall be entitled to receive, when and as declared by the board of directors, dividends at the rate fixed for such series, and no more, payable in quarterly installments on the last days of March, June, September, and December in each year. Dividends on preferred shares shall be cumulative from and after the respective dates of issuance. No dividends shall be declared on the shares of any series of preferred shares for any dividend period unless the full dividend for all prior dividend periods, as declared by the board of directors, shall have been declared or shall be declared at the same time upon all preferred shares outstanding during such prior dividend periods. No dividends shall be declared or paid on the common shares unless full dividends on the preferred shares for all past dividend periods, as declared by the board of directors, and for the current dividend period, shall have been declared and the corporation shall have paid such dividends or shall have set apart a sum sufficient for the payment thereof.
     (b) In the event of any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of the then outstanding preferred shares shall be entitled to receive the fixed amount payable in such event plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for such shares; after such payment to the holders of preferred shares the remaining assets and funds of the corporation shall be distributed pro rata among the holders of the common shares. A consolidation, merger or reorganization of the corporation with any other corporation or corporations, or a sale of all or substantially all of the assets, of the corporation, shall not be considered a dissolution, liquidation or winding up of the corporation within the meaning of these provisions.
     (c) Authority is hereby vested in the board of directors to divide any or all of the preferred shares into series and, within the limitations provided by law and the Articles of Incorporation, as amended, to fix and determine; the rate of dividend; the price at and the terms and conditions on which shares may be redeemed; the amount or amounts payable upon shares in event of either voluntary or involuntary liquidation; sinking fund provisions for the redemption or purchase of shares, the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and such other rights, privileges and preferences of the shares of any series so established.
     (d) No holder of shares of any class of the corporation shall have any pre-emptive right to subscribe for or acquire additional shares of the corporation of the same or any other class, whether such shares be hereby or hereafter authorized;

and no holder of shares of any class of the corporation shall have any pre-emptive right to acquire any shares which may be held in the treasury of the corporation; all such additional or treasury shares may be sold for such consideration, at such time, and to such person or persons as the board of directors may from time to time determine.
          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said THETA SYSTEMS, INC. has caused this certificate to be signed by B.J. KILEY, its President, and attested by FRANK J. NEWMAN, its Secretary, this 4th day of November, 1975.

THETA SYSTEMS, INC.
By:	/s/ B.J. Kiley
B.J. Kiley, President

ATTEST:

By:	/s/ Frank J. Newman Frank J. Newman, Secretary

FILED
FEB 9 1982
[ILLEGIBLE]
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
THETA SYSTEMS, INC.

Adopted in accordance with
the provisions of Sections
228 and 242 of the General
Corporation Law of the State
of Delaware

     Theta Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of the Corporation be amended so that Article I thereof, in its entirety, shall be and read as follows:
ARTICLE I
The name of the Corporation is:
              Laidlaw Waste Systems Inc.
     SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given written consent to said amendment in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Theta Systems, Inc. has caused this certificate to be signed by its President and attested by its Secretary this 5th day of February, 1982.

Theta Systems, Inc.
By:	/s/ Ron Murray
Ron Murray, President

Attest:

By:	/s/ D. Higson D. Higson, Assistant Secretary

RECEIVED FOR RECORD

FEB 9, 1982

LEO J. DUGAN, Jr., Recorder

FILED
JAN 7 1983    9AM
[ILLEGIBLE]
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LAIDLAW WASTE SYSTEMS INC.

Adopted in accordance with
the provisions of Sections
228 and 242 of the General
Corporation Law of the
State of Delaware

     Laidlaw Waste Systems Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of the Corporation be amended so that Article 4 thereof, in its entirety, shall be and read as follows:
     “The total number of shares of stock which the corporation shall have authority to issue is 1,000 which are of one class as follows: 1,000 shares of Common Stock with par value of $.25 per share.”
     SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given written consent to said amendment in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Laidlaw Waste Systems Inc. has caused this certificate to be signed by its President and attested by its Secretary this 30th day of December, 1982.

Laidlaw Waste Systems Inc.
By:	/s/ Ronald S. Murray
Ronald S. Murray, President

Attest:

By:	/s/ Harold W. Fritz Harold W. Fritz, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/15/1991
721015016 - 784271
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LAIDLAW WASTE SYSTEMS INC.
LAIDLAW WASTE SYSTEMS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY THAT:
FIRST: That the Board of Directors of said Corporation adopted on December 20, 1990 in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware a resolution proposing the following amendment to the Certificate of Incorporation of said Corporation:
BE IT RESOLVED THAT:
1.	The Articles of the Certificate of Incorporation be amended by adding thereto a new Article 10 as follows:
“10. A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except that this Article 10 shall not eliminate or limit a director’s liability: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.
The provisions of this Article 10 shall not be deemed to limit or preclude indemnification of a Director by the Corporation for any liability of a Director which has not been eliminated by the provisions of this Article 10.”
SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent on December 20, 1990 in accordance with the applicable provisions of Section 228 of The General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of The General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said LAIDLAW WASTE SYSTEMS INC. has caused this Certificate to be signed by its President and attested by its Secretary this 20th day of December, 1990.

LAIDLAW WASTE SYSTEMS INC.
By:	/s/ Nigel G.H. Guilford
Nigel G.H. Guilford, President

/s/ Dick van Wyck
Dick van Wyck, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * *
     LAIDLAW WASTE SYSTEMS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Laidlaw Waste Systems Inc. be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read as follows:
“4. The total number of shares of stock which the corporation shall have authority to issue is two thousand (2,000) and the par value of each of such share is One Dollar ($1.00) amounting in the aggregate to Two-Thousand Dollars ($2,000.00).”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Laidlaw Waste Systems Inc. has caused this certificate to be signed by Kenneth L. Lyons, its President and attested by Dick van Wyck, its Secretary, this 26th day of August, 1992.

LAIDLAW WASTE SYSTEMS INC.
By:	/s/ Kenneth L. Lyons
Kenneth L. Lyons, President

ATTEST:

By:	/s/ Dick van Wyck Dick van Wyck, Secretary

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
     Laidlaw Waste Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
     RESOLVED, that the Certificate of Incorporation of Laidlaw Waste Systems, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:
     “ARTICLE I. The name of the Corporation is Allied Waste Systems, Inc.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Laidlaw Waste Systems has caused this certificate to be signed by Thomas K. Kehoe, its Secretary, this 5th day of July, 1997.

LAIDLAW WASTE SYSTEMS, INC.
By:	/s/ Thomas K. Kehoe
Thomas K. Kehoe, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
LAIDLAW WASTE SYSTEMS (ATLANTIC) INC.,
LAIDLAW WASTE SYSTEMS (CONTINENTAL) INC., and
LAIDLAW WASTE SYSTEMS (SUNBELT) INC.
INTO
LAIDLAW WASTE SYSTEMS INC.
* * * * *
          LAIDLAW WASTE SYSTEMS INC., a corporation organized and existing under the laws of the State of Delaware,
DOES HEREBY CERTIFY:
          FIRST: That this corporation was incorporated on the August 14, 1972, pursuant to the General Corporation Law of Delaware.
          SECOND: That this corporation owns all of the outstanding shares of the stock of:
(a)	Laidlaw Waste Systems (Atlantic) Inc., a corporation incorporated on July 24, 1989, pursuant to the General Corporation Law of Delaware;

(b)	Laidlaw Waste Systems (Continental) Inc., a corporation incorporated on July 24, 1989, pursuant to the General Corporation Law of Delaware; and

(c)	Laidlaw Waste Systems (Sunbelt) Inc., a corporation incorporated on July 24, 1989, pursuant to the General Corporation Law of Delaware.
          THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 25th day of August, 1992, determined to and did merge into itself said Laidlaw Waste Systems (Atlantic) Inc., Laidlaw Waste Systems (Continental) Inc. and Laidlaw Waste Systems (Sunbelt) Inc.
RESOLVED, that Laidlaw Waste Systems Inc. merge, and it hereby does merge into itself said Laidlaw Waste Systems (Atlantic) Inc., Laidlaw Waste Systems (Continental)

Inc. and Laidlaw Waste Systems (Sunbelt) Inc., and assumes all of their obligations.
FURTHER RESOLVED, that the merger shall be effective on September 1, 1992.
FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Laidlaw Waste Systems (Atlantic) Inc., Laidlaw Waste Systems (Continental) Inc. and Laidlaw Waste Systems (Sunbelt) Inc., and assume their liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and
FURTHER RESOLVED, that this corporation change its corporate name by changing Article One of the Certificate of Incorporation of this corporation to read as follows:
Article One. The name of the corporation is Laidlaw Waste Systems, Inc.
        IN WITNESS WHEREOF, said Laidlaw Waste Systems Inc. has caused this Certificate to be signed by Kenneth L. Lyons, President, and attested by Dick van Wyck, its Secretary, this 25th day of August, 1992.

/s/ Kenneth L. Lyons
Kenneth L. Lyons
President

ATTEST:

/s/ Dick van Wyck
Dick van Wyck
Secretary

PLAN OF MERGER
1.	Laidlaw Waste Systems (Atlantic) Inc., Laidlaw Waste Systems (Continental) Inc. and Laidlaw Waste Systems (Sunbelt) Inc. shall merge themselves into Laidlaw Waste Systems, Inc., and Laidlaw Waste Systems, Inc. shall merge into itself Laidlaw Waste Systems (Atlantic) Inc., Laidlaw Waste Systems (Continental) Inc. and Laidlaw Waste Systems (Sunbelt) Inc. Laidlaw Waste Systems, Inc. (the “Surviving Corporation”) shall survive the merger and shall continue to be governed by the laws of the State of its incorporation. Laidlaw Waste Systems (Atlantic) Inc., Laidlaw Waste Systems (Continental) Inc. and Laidlaw Waste Systems (Sunbelt) Inc. shall cease to exist as a separate legal entities forthwith upon the effective date of the merger.

2.	The merger shall become effective on September 1, 1992.

3.	The Certificate of Incorporation, the By-laws, and the Officers and Directors of Laidlaw Waste Systems, Inc. shall be the Certificate of Incorporation the By-laws, and the Officers and Directors of the Surviving Corporation. No amendment of the By-laws of the Surviving Corporation will be effected by reason of the merger.

4.	Upon the effective date of the merger all of the issued and outstanding shares in the capital stock of Laidlaw Waste Systems (Atlantic) Inc., Laidlaw Waste Systems (Continental) Inc. and Laidlaw Waste Systems (Sunbelt) Inc. respectively shall be surrendered and cancelled, and there shall be no conversion of any such shares. Laidlaw Waste Systems, Inc. shall succeed to all of the property and assets, and shall assume and be liable for all of the debts, obligations and liabilities of the Surviving Corporation.

5.	Article One of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:

“Article One.	The name of the corporation is LAIDLAW WASTE SYSTEMS, INC.”